Exhibit 99.1
PRESS RELEASE
For information contact:
Jim Storey
Director, Investor Relations & Corporate Communications
704.973.7107
jstorey@horizonlines.com
HORIZON LINES, INC. ANNOUNCES COMMENCEMENT OF CONSENT
SOLICITATION FOR 4.25% CONVERTIBLE SENIOR NOTES DUE 2012
CHARLOTTE, NC, March 1, 2011 — Horizon Lines, Inc. (NYSE: HRZ) announced today that it has commenced a consent solicitation with respect to its outstanding $330.0 million aggregate principal amount of 4.25% Convertible Senior Notes due 2012 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of August 8, 2007 (the “Indenture”), by and among Horizon Lines and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The consent solicitation is being made subject to the terms and conditions set forth in a Consent Solicitation Statement and a related Letter of Consent, each dated as of March 1, 2011, which more fully sets forth the terms and conditions of the consent solicitation. The consent solicitation will expire at 5:00 p.m., New York City time, on Thursday, March 10, 2011, unless otherwise extended or earlier withdrawn (such period, as it may be modified, the “Consent Date”).
The consent solicitation is being made to holders of the Notes to (i) obtain a waiver from a Default or Event of Default (as defined in the Indenture) that may arise under Section 5.01(h) of the Indenture relating to a potential judgment Horizon Lines expects to be entered by the court in connection with Horizon Lines’ entry into a plea agreement, dated February 23, 2011, with the Antitrust Division of the U.S. Department of Justice to resolve issues presented by the government’s investigation of the domestic ocean shipping business and (ii) agree to be precluded from exercising, or instructing the Trustee to exercise on their behalf, certain rights and remedies under Section 5.02 (Acceleration of Maturity; Rescission and Annulment) of the Indenture in connection with the waiver from a Default or Event of Default (as defined in the Indenture) that may arise under Section 5.01(h) of the Indenture (collectively, the “Proposed Waiver”).
Promptly after the Consent Date, Horizon Lines will pay to each holder of record of Notes as of 5:00 p.m., New York City time, on March 1, 2011 (the “Record Date”), who has delivered (and has not properly revoked) a valid consent in respect of such Notes, $1.00 in cash for each $1,000 principal amount of such Notes in respect of which a valid consent was so delivered (the “Consent Fee”) if the conditions set forth in the Consent Solicitation Statement have been satisfied or, where possible, waived. These conditions include the receipt of valid consents with respect to a majority in aggregate principal amount of the outstanding Notes not owned by Horizon Lines or any affiliate of Horizon Lines (the “Requisite Consents”) prior to the expiration of the Consent Date.

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A consent may be revoked by a holder as of the Record Date who has previously delivered a consent if the information and tabulation agent receives a notice of revocation before, but not on or after, the date on which the Requisite Consents have been obtained and evidence thereof has been delivered to the information and tabulation agent. A consent becomes irrevocable once the Requisite Consents have been obtained and evidence thereof has been delivered to the information and tabulation agent.
The consent solicitation is subject to customary conditions, including (i) the Requisite Consents having been received (and not revoked) on or prior to the Consent Date in accordance with the terms of the Consent Solicitation Statement and the accompanying Letter of Consent; (ii) requisite consents having been received (and not revoked) from lenders under Horizon Lines’ Senior Credit Facility similar to the Proposed Waiver; and (iii) the absence of any law or regulation, and the absence of any injunction or action or other proceeding (pending or threatened) that (in the case of any action or proceeding if adversely determined) would make unlawful or invalid or enjoin the implementation or effectiveness of the Proposed Waiver or the payment of the Consent Fee or that would question the legality or validity. Assuming that the Requisite Consents are received, it is expected that a supplemental indenture to the Indenture setting forth the Proposed Waiver will be entered into by the Company and the Trustee promptly after receipt of the Requisite Consents. If the Requisite Consent is not obtained by the Consent Date or if the consent solicitation is terminated or withdrawn, the Proposed Waiver will not become effective or binding upon Holders of the Notes.
This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The consent solicitation is only being made pursuant to the terms of the Consent Solicitation Statement and the related Letter of Consent. The consent solicitation is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Horizon Lines, the solicitation agent, the information and tabulation agent or their respective affiliates is making any recommendation as to whether or not holders should deliver their consent to the Proposed Waiver.
Horizon Lines has engaged Moelis & Company to act as solicitation agent and i-Deal, LLC to act as information and tabulation agent for the consent solicitation. Requests for documents may be directed to i-Deal, LLC at (888) 593-9546 (toll free) or (212) 849-5000 (collect). Questions regarding the consent solicitation may be directed to Moelis & Company at (212) 883-3813 or (212) 883-3544.
About Horizon Lines, Inc.
Horizon Lines, Inc. is the nation’s leading domestic ocean shipping and integrated logistics company. The company owns or leases a fleet of 20 U.S.-flag containerships and operates five port terminals linking the continental United States with Alaska, Hawaii, Guam, Micronesia, and Puerto Rico. The company provides express trans-Pacific service between the U.S. West Coast and the ports of Ningbo and Shanghai in China, manages a domestic and overseas service partner network and provides integrated, reliable and cost competitive

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logistics solutions. Horizon Lines, Inc. is based in Charlotte, NC, and trades on the New York Stock Exchange under the ticker symbol HRZ.
Forward-Looking Statements
The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “will”, “seeking,” “scheduled,” “expects,” “anticipates” and similar expressions or phrases identify forward-looking statements.
All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. There can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.
In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. See the section entitled “Risk Factors” in our Form 10-K filed with the SEC on February 4, 2010, and in our Form 10-Q for the period ended June 20, 2010, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.
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